                                                               Exhibit 10.1

                             THE EDISON PROJECT INC.

                              1998 SITE OPTION PLAN

1.   Purpose

     The purpose of this 1998 Site Option Plan (the "Plan") of The Edison Project Inc., a Delaware corporation (the "Company"), is to enhance the Company's ability to attract, retain and motivate persons who make important contributions to the schools managed or operated by the Company (the "Edison Schools") by providing such persons with equity ownership opportunities. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future wholly-owned subsidiary corporations of the Company as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.   Eligibility

     All of the persons considered employees of the Company who are performing services at any Edison School, whether or not also employees of another entity, are eligible to be granted options (an "Option") under the Plan. The Options shall be granted exclusively for the performance of those services the eligible persons already are performing or reasonably may be expected to perform in their respective positions within or for the Edison Schools, and not for any other or additional services. Each person who has been granted an Option under the Plan shall be deemed a "Participant".

3.   Administration, Delegation

     (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Options and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Option. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Options and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Options and the maximum number of shares for any one Participant to be made by such executive officers.

     (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.   Stock Available for Options

     Subject to adjustment under Section 7, Options may be granted under the Plan for up to 1,500,000 shares of Series A Common Stock, $.01 par value per share, of the Company (the "Common Stock"). If any Option expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Option shall again be available for the grant of Options under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.   Stock Options

     (a) General. Subject to any limitations set forth in the Plan, the Board may grant Options to purchase Common Stock and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to individuals who are employees of the Company for these purposes of granting options and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) Exercise Price and Vesting. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable written instrument, provided, however, that the exercise price shall not be less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted. Each Option shall vest as specified in the applicable written instrument. The vesting shall be based on time and in no event on the basis of the economic performance of the Edison School or of the Company.

     (d) Exercisability of Options. Options that are vested are only exercisable on or after the date (the "Exercisability Date") that is the earliest to occur of (i) 90 days after the date on which the Company completes an underwritten initial public offering (the "Initial Public Offering") of its Common Stock pursuant to an effective registration statement filed with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (ii) February 16, 2006, (iii) the proposed liquidation or dissolution of the Company as provided in paragraph 7(b) below, or (iv) the occurrence of an Acquisition Event (as defined below) in connection with which the Board accelerates the exercisability of Options.

     (e) Duration of Options.

         (1) Duration. Except as otherwise provided in this paragraph, a Participant's right to exercise his or her option terminates on the date ten
(10) years from the Grant Date (the "Final Exercise Date").

         (2) Relationship with the Company Required. Except as otherwise provided in this paragraph (e) (e.g., the ability of a Participant to exercise an Option for at least three months after cessation of employment pursuant to clause (3) below and for at least one year after disability pursuant to clause
(5) below), an Option may not be exercised unless a Participant, at the time he or she exercises an Option held by such Participant, is, and has been at all times since the date of grant of such Option (the "Grant Date"), an employee of the Company (an "Eligible Participant"). A Participant's right to exercise his or her Option(s) terminates upon cessation of employment to the extent the Option was not vested on the date of such cessation.

         (3) Relationship with the Company. If a Participant ceases to be an Eligible Participant prior to the effective date (the "Registration Date") of a registration statement filed with the Commission to register the Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for any reason, then, except as provided in clauses (4), (5) and (6) below, the Participant's right to exercise his or her Option shall terminate upon the later to occur of (i) three months after such cessation or (ii) three months after the Exercisability Date (but in no event after the Final Exercise Date), provided that an Option shall be exercisable only to the extent that it was vested on the date of such cessation. If a Participant ceases to be an Eligible Participant subsequent to the Registration Date for any reason, then, except as provided in clauses (4), (5) and (6) below, the Participant's right to exercise his or her option terminates three months after such cessation provided that an

Option shall be exercisable only to the extent that it was vested on the date of such cessation.

         (4) Termination Upon Death. If a Participant dies prior to the Final Exercise Date while he or she is an eligible Participant and prior to the Registration Date, the Participant's right to exercise his or her Option shall automatically terminate, provided that the Company may, at its sole option, make a payment to the estate of such Participant, in such form of payment as the Company may determine, other than securities of the Company, equal to the difference between the fair market value of the Common Stock at the time of death and the exercise price of the Option multiplied by the number of shares of such Option that are vested at the time of death. If a Participant dies prior to the Final Exercise Date while he or she is an Eligible Participant and subsequent to the Exercisability Date and/or the Registration Date and the Company has not terminated such relationship for "cause" as specified in clause
(6) below, the Participant's right to exercise his or her Option shall terminate eighteen months following the date of death of the Participant provided that such Option shall be exercisable only to the extent that such Option was vested on the date of his or her death, and further provided that such Option shall not be exercisable after the Final Exercise Date.

         (5) Exercise Period Upon Disability. If a Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "cause" as specified in clause (6) below, the Participant's right to exercise his or her Option shall terminate upon the later to occur of (i) one year following the date of disability of the Participant or
(ii) three months after the Exercisability Date (but in no event after the Final Exercise Date), provided that such Option shall be exercisable only to the extent that such Option was vested on the date of his or her disability, and further provided that such Option shall not be exercisable after the Final Exercise Date.

         (6) Discharge for Cause; Termination for Breach. If a Participant, prior to the Final Exercise Date, is discharged by the Company for "cause" (as defined below), the right to exercise an Option held by such Participant shall terminate immediately upon the effective date of such discharge. "Cause" shall mean the conviction of the Participant of, or the entry of a pleading of guilty of or nolo contendere by the Participant to, any crime involving any felony. A Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after a Participant's resignation, that discharge for cause was warranted. In addition, the right to exercise an Option held by a Participant shall terminate immediately upon (i) the violation by the Participant of the confidentiality provision contained in any grant of or written instrument for Options, employment contract, confidentiality and non-disclosure agreement or other such agreement between the Participant and the Company or (ii) upon the disclosure by a Participant of any financial information concerning the Company provided to the Participant by or on behalf of the Company in confidence.

     (f) Exercise of Option. Each election to exercise an Option may be exercised by delivery to the Company at its principal office of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(g) for the number of shares for which the Option is exercised. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares. The right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the termination of the Option under the Plan.

     (g) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

         (1) in cash or by check, payable to the order of the Company;

         (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

         (3) when the Common Stock is registered under Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery; or

         (4) by any combination of the above permitted forms of payment.

6.   Public Offering

     In connection with a public offering of securities of the Company, a Participant (i) may not sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Participant (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such public offering of the Company's securities for a period of 180 days from the effective date of such registration statement, and (ii) will execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.

7.   Adjustments for Changes in Common Stock and Certain Other Events

     (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the number and class of securities and exercise price per share subject to each outstanding Option, and (iii) the terms of each other outstanding Option shall be appropriately adjusted by the Company (or substituted Options may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this
Section 7(a) applies and Section 7(c) also applies to any event, Section 7(c) shall be applicable to such event, and this Section 7(a) shall not be applicable.

     (b) Liquidation or Dissolution. Upon the adoption by the Board of a resolution to liquidate or dissolve the Company, the Board shall give written notice to the Participants providing that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. Subsequent to the Registration Date, the Board may specify the effect of a liquidation or dissolution on any other Option granted under the Plan at the time of the grant of such Option.

     (c) Acquisition Events

         (1) Definition. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

         (2) Consequences of an Acquisition Event. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

         Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

8.   General Provisions Applicable to Options

     (a) Transferability of Options. Prior to the Registration Date, Options shall not be sold, assigned, transferred, pledged, gifted or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law and shall be exercisable only by the Participant. Subsequent to the Registration Date, except as the Board may otherwise determine or provide in an Option, Options shall not be sold, assigned, transferred, pledged, gifted or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. An Option transferred in contravention of the provisions of this Plan shall be void ab initio.

     (b) Documentation. Each Option shall be evidenced by a written instrument in such form as the Board shall determine, such written instrument which may be in the form of an agreement signed by the Company and the Participant, or a written instrument, confirming memorandum or notice to the Participant from the Company. Subject to the provisions of Section 5(e) and Section 8(a), each Option may contain terms and conditions relating to vesting, exercise price and duration of exercisability in addition to, but not inconsistent with, those set forth in the Plan.

     (c) Board Discretion. Except as otherwise provided by the Plan, each Option may be made alone or in addition or in relation to any other Option. Pursuant to paragraph (b) above, the terms of each Option need not be identical, and the Board need not treat Participants uniformly.

     (d) Status. Subsequent to the Registration Date, the Board shall determine the effect on an Option of the retirement or authorized leave of absence in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or, if the Participant has died, the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary") may exercise rights under the Option.

     (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Options to such Participant no later than the date of the event creating the tax liability. When the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Option creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant. No shares of Common Stock will be issued pursuant to the exercise of an Option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of such Option.

     (f) Amendment of Option. Subject to the provisions of Section 5 and Section 7, prior to the Registration Date, the Board may not amend, modify or terminate any outstanding Option, provided that the Board may modify any outstanding Option without the consent of the Participant in order to obtain an exemption or no-action relief for the Company under Section 12(h) of the Exchange Act. Subsequent to the Registration Date, the Board may amend, modify or terminate any outstanding Option, including but not limited to, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares of Common Stock previously delivered under the Plan until (i) all conditions of the Option have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (h) Acceleration. Subsequent to the Registration Date, the Board may at any time provide that any options shall become immediately vested in full or in part.

     (i) Investment Representations. The Company may require any person to whom an Option is granted, as a condition of exercising such Option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

9.   Miscellaneous

     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Option.

     (b) No Rights As Stockholder. No Participant shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Option until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Options shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Options previously granted may extend beyond that date.

     (d) Amendment of Plan. Prior to the Registration Date, the Board may amend, suspend, modify or terminate the Plan, any portion thereof or any outstanding Option in order to obtain an exemption for the Company under Section 12(h) of the Exchange Act. Subsequent to the Registration Date, the Board may amend, suspend, modify or terminate the Plan or any portion thereof at any time.

     (e) Governing Law. The provisions of the Plan and all Options made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.